UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ITEX Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

This supplement to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by ITEX Corporation (“ITEX” or the “Company”) with the Securities and Exchange Commission on March 14, 2012 amends and supplements certain information contained in the Proxy Statement relating to (i) the participants in the Company’s solicitation of proxies in connection with the annual meeting of stockholders to be held on May 14, 2012, and (ii) the beneficial ownership of shares of common stock by certain persons known by the Company to own beneficially more than five percent of the Company’s outstanding common stock. Capitalized terms used but not defined herein have the meanings set forth in the Proxy Statement. Except as specifically noted herein, the information set forth in the Proxy Statement remains unchanged.

“Annex A to Proxy Statement,” entitled “Supplemental Information Regarding Participants” is hereby amended by restating such section in its entirety as set forth below.

“Security Ownership of Certain Beneficial Owners and Management” is hereby amended and supplemented by adding the following information with respect to the beneficial ownership of shares of common stock as of April 20, 2012, reflecting the final results of ITEX’s tender offer to purchase 1,072,817 shares of its common stock, which expired on Friday, April 13, 2012. After giving effect to the purchase of shares in the tender offer, ITEX had approximately 2,968,108 shares of its common stock outstanding (including shares of unvested restricted stock). The right of stockholders of record on the record date of March 16, 2012 to vote on matters that come before the annual meeting, as well as the relative percentage of stockholder voting shares entitled to vote at the meeting, were not affected by the tender offer.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information that has been provided to the Company regarding the beneficial ownership as of April 20, 2012 of the Company’s common stock by (a) each person who is known by the Company to be a beneficial owner of more than five percent of the outstanding common stock of the Company, (b) each director or director nominee of the Company, (c) each of the named executive officers, and (d) all directors and executive officers of the Company as a group.

Name and Address (1) Of Beneficial Owner	Shares (2) Beneficially Owned		Percent (3) of Voting Shares

Current Directors and Executive Officers:
Steven White (4)	577,684		19.5%
Eric Best	25,000	*
John Wade	57,000		1.9%

All current directors and executive officers as a group (3 persons)	659,684		22.2%

Other Beneficial Owners:
Western Sizzlin Corporation (5)	340,840		11.5%
The Polonitza Group (6)	208,687		7.0%

________________

* Less than one percent.

(1)	Except as noted below, the business address of the current directors and executive officers is c/o ITEX Corporation, 3326 – 160th Ave SE, Suite 100, Bellevue, WA 98008.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned and the percentage ownership of an individual or group, any shares that the individual or group may acquire within 60 days, including through the exercise of stock options or vesting of restricted stock units, are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)	Percentage of beneficial ownership is based upon 2,968,108 voting shares outstanding as of April 20, 2012 (including shares of unvested restricted stock).

(4)	Mr. White has 195,417 unvested restricted stock awards outstanding.

(5)	Based upon an amendment to Schedule 13D jointly filed with the SEC on April 24, 2012, by Biglari Holdings Inc., Western Sizzlin Corporation and Sardar Biglari. Sardar Biglari is the Chairman and CEO of each of Biglari Holdings and Western Sizzlin Corporation and has investment discretion over the securities owned by Western Sizzlin Corporation. Western Sizzlin Corporation is a wholly-owned subsidiary of Biglari Holdings. By virtue of these relationships, Biglari Holdings and Sardar Biglari may be deemed to beneficially own the shares owned directly by Western Sizzlin Corporation. The address of Western Sizzlin Corporation and the joint filers is 17802 IH 10 West, Suite 400, San Antonio, Texas 78257.

(6)	Based upon an amendment to the Schedule 13D filed with the SEC on March 2, 2012, by the beneficial owners which indicated that 208,687 shares are collectively owned by David Polonitza, Richard and Greta Polonitza and Kirk Anderson (the “Polonitza Group”). The address of Mr. David Polonitza is 54B Sandra Circle, Apt B1, Westfield, NJ 07090.

ANNEX A TO PROXY STATEMENT

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The Company, its directors, its nominees for directors and certain of its officers and employees are participants in a solicitation of proxies in connection with the annual meeting. The directors, nominees for directors, officers and employees of the Company who are participants in the solicitation (the “Participants”) are listed below, together with the amount of the Company’s securities beneficially owned by each of these persons as of April 20, 2012.

The principal occupation of our directors and nominee Participants is set forth in this proxy statement under the section above entitled “Election of Directors” ─ Proposal 1. The principal occupations of the other officers and employees are listed below. The principal occupation refers to such person’s position with ITEX. The business address of each of the Participants is ITEX Corporation, 3326 – 160th Ave SE, Suite 100, Bellevue, WA 98008.

Name	Title	Shares Beneficially Owned
Steven White	Chief Executive Officer, Chairman of the Board	577,684(1)
Eric Best	Director	25,000
John Wade	Director, Secretary, Treasurer	57,000
Rob Benson	VP - Operations	53,889(2)
Alan Zimmelman	Investor Relations	34,564(3)

_____________________
(1)	Mr. White has 195,417, unvested restricted stock awards outstanding.

(2)	Includes 1,400 shares owned by Mr. Benson’s spouse of which he disclaims beneficial ownership. Mr. Benson has 20,000 unvested restricted stock awards outstanding.

(3)	Includes 10,000 shares beneficially owned as trustee with voting and investment power over the Alan Zimmelman Revocable Trust. Mr. Zimmelman has 8,000 unvested restricted stock awards outstanding.

Information Regarding Arrangements with Certain Participants

Employment and Change in Control Agreements

As described in the proxy statement, Mr. White is party to a change in control agreement, as well as change in control provisions in his restricted stock award agreement. The change in control provisions require ITEX to make or provide certain payments and benefits to Mr. White in the event of a “change in control.” See page 23, “Narrative to Summary Compensation Table ─ Employment and Change-in-Control Agreements.”

Franchisee Stock Purchase Agreements

On March 30, 2011, ITEX sold 151,250 shares of its common stock for $4.00 per share to nineteen of its franchisees. The aggregate purchase price of $605,000 is payable by six-year promissory notes with interest accruing at 2.44% per annum, the applicable federal rate in effect as of the closing. The stock purchase agreements permit eligible franchisees to automatically purchase the shares over a six-year period by making payments each operating cycle. ITEX will be paid each cycle by having the effective purchase price of the shares withheld from franchisee commission checks payable by ITEX under applicable franchise agreements.

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Until the note is paid, the purchased shares have been pledged to and will be held by ITEX as collateral for the loan. Until both (1) all principal and interest payments under the note have been made in full by purchaser with respect to any shares proposed to be transferred, and (2) the first three years of the six-year purchase period has expired (on March 30, 2014), the purchased shares may not be transferred or sold (except for certain permitted transfers), and ITEX has been granted the right of first refusal exercisable in connection with any proposed sale or other transfer of the shares.

A voting agreement provides that the purchased shares will be voted in accordance with the recommendations of the board and an irrevocable proxy be given to the corporate secretary of ITEX until both (1) all principal and interest payments under the note have been made in full by purchaser with respect to any shares proposed to be voted, and (2) the first three years of the six-year purchase period has expired (on March 30, 2014). Accordingly, until March 30, 2014, ITEX has the right to vote 151,250 franchisee shares in favor of the election of director nominees and other matters recommended by the board, representing approximately 4.2%, of ITEX’s common stock entitled to be voted. On March 28, 2012, ITEX notified the franchisee purchasers that because there was a contested election at this year’s annual meeting of stockholders, the franchisees had been granted the right to vote their shares at the annual meeting.

Except as described in the proxy statement or this Annex A, no Participant has entered into any agreement or understanding with any person respecting any future employment by ITEX or any of its affiliates or any future transactions to which ITEX or any of its affiliates will or may be a party.

Information Regarding Transactions in ITEX Securities by Participants

The following table sets forth all transactions that may be deemed purchases and sales of shares of common stock by the Participants within the past two years. Except where otherwise indicated, all transactions were pursuant to the Company’s equity compensation plan, and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares (#)	Transaction Type
Steven White	3/30/11	190,000	Restricted stock award

John Wade	3/30/11	5,000	Restricted stock award

Rob Benson	4/13/12	27,411	Sale in tender offer
	3/30/11	25,000	Restricted stock award

Alan Zimmelman	4/13/12	29,525	Sale in tender offer
	3/30/11	10,000	Restricted stock award
	12/23/11	40	Private purchase
	3/13/11	20	Private purchase
	3/13/11	150	Private purchase
	12/23/10	1,100	Open market purchase
	12/22/10	200	Open market purchase
	8/20/10	22	Private purchase
	7/28/10	10	Private purchase
	7/28/10	10	Private purchase

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Miscellaneous Information Concerning Participants

Except as described in this Annex A or otherwise disclosed in the Proxy Statement, to the Company’s knowledge:

•	No associate of any Participant beneficially owns, directly or indirectly, any securities of the Company.

•	No Participant beneficially owns, directly or indirectly, any securities of the Company.

•	No Participant owns any securities of the Company of record that such Participant does not own beneficially.

•	Since the beginning of the Company’s last fiscal year, no Participant or any of his or her associates or immediate family members was a party to any transaction, or is to be a party to any currently proposed transaction, in which (a) the Company was or is to be a participant, (b) the amount involved exceeded or exceeds $120,000 and (c) any such Participant, associate or immediate family member had or will have a direct or indirect material interest.

•	No Participant or any of his or her associates has any arrangements or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

•	No Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or giving or withholdings of proxies.

•	No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting other than, with respect to each director nominee, such nominee’s interest in election to the board.

Except as otherwise disclosed in the Proxy Statement, (a) no occupation carried on by any director or director nominee during the past five years was carried on with any corporation or organization that is a parent, subsidiary or other affiliate of the Company, (b) there are no family relationships among any of the directors, any of the director nominees and any executive officers of the Company, nor is there any arrangement or understanding between any director, director nominee, executive officer and any other person pursuant to which that director, director nominee or executive officer was selected as a director, director nominee or executive officer of the Company, as the case may be, and (c) there are no material proceedings in which any director, director nominee or executive officer of the Company is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.

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